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Exhibit 21.1

LIST OF SUBSIDIARIES

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
SSA Global Technologies Canada, Inc.	Canada
Ironside Technologies Europe Ltd.	United Kingdom
Arzoon Global Commerce, Inc.	Delaware, USA
Baan USA Inc.	Delaware, USA
Caps Logistics Inc.	Georgia, USA
SSA Caribbean, Inc.	Cayman Islands
Baan UK LTD.	United Kingdom
Baan Iceland ehf.	Iceland
Baan Global B.V.	Netherlands
Baan (Switzerland) Ltd.	Switzerland
Baan Asia Pacific Pte Ltd.	Singapore
Baan Austria GmbH	Austria
Baan Belgium N.V.	Belgium
Baan Brasil Sistemas de Informatica Ltda	Brazil
Baan Canada Inc.	Canada
Baan Espana y Portugal S.A.	Spain
Baan Holding Central Europe GmbH	Germany
SSA Global GmbH	Germany
Baan Hong Kong Limited	Hong Kong
Baan Korea Co. Ltd	Korea
Baan International B.V.	Netherlands
Baan Nederland B.V.	Netherlands
Shenyang Neu-Baan Software Ltd.	China
SSA Global (M) Sdn. Bhd. (f/k/a Baan (Malaysia) Sdn. Bhd.)	Malaysia
SSA Global A/S	Denmark
SSA Global Argentina S.A.	Argentina
SSA Global Italia SRL (A Socio Unico) (f/k/a Baan Italia SRL)	Italy
SSA Global Japan KK	Japan
SSA Global Technologies (India) Private Limited	India
SSA Global Technologies (Israel) Ltd. (f/k/a C-Ark Ltd.)	Israel
SSA Global Technologies S.A.	France
SSA Netherlands B.V.	Netherlands
SSA Global Technologies (Australia) Pty Ltd.	Australia
SSA Global Technologies (NZ) Ltd	New Zealand
Seneca Acquisition Subsidiary Inc.	Delaware, USA
Seneca Holdings, Inc.	Delaware, USA
Elevon, Inc.	Delaware, USA
Walker Interactive Products International Inc.	California, USA
Elevon Services Limited	United Kingdom

E.piphany, Inc.	Delaware, USA
E.piphany Asia/Pacific Pte. Ltd.	Singapore
E.piphany Australia Pty Limited	Australia
E.piphany Benelux BV	Netherlands
E.piphany Brasil Ltda.	Brazil
E.piphany Canada, Inc.	Canada
E.piphany Deutchland GmbH	Netherlands
E.piphany France Sarl	France
E.piphany Hong Kong Limited	Hong Kong
E.piphany Iberica SL	Spain
E.piphany Mexico S. de R.L. de C.V.	Mexico
E.piphany Switzerland GmbH	Switzerland
E.piphany (UK) Limited	United Kingdom
EXE Technologies, Inc.	Delaware, USA
EXE Technologies (Benelux) B.V.	Netherlands
EXE Technologies (China) Limited	China
EXE Technologies (European Holdings) B.V.	Netherlands
EXE Technologies (Malaysia) Sdn. Bhd.	Malaysia
EXE Technologies (S.E.A.) Pte. Ltd.	Singapore
EXE Technologies (Shanghai) Co., Ltd.	China
EXE Technologies (UK) Limited	United Kingdom
EXE Technologies GmbH	Germany
EXE Technologies K.K.	Japan
EXE Technologies Korea Ltd.	Korea
Infinium Software, Inc.	Massachusetts, USA
Infinium Software Asia/Pacific Inc.	Massachusetts, USA
Infinium Systems Iberica S.L.	Spain
Metro-Infinium (Thailand) Co., Ltd.	Thailand
Baan Nordic AB	Sweden
Boniva Software, Inc.	Delaware, USA
SSA Benelux B.V.	Netherlands
SSA-E Acquisition Subsidiary Inc.	Delaware, USA
SSA-E Merger Subsidiary Inc.	Delaware, USA
SSA Global España y Portugal S.A.	Spain
SSA Global Technologies de Mexico S.A. de C.V.	Mexico
SSA GlobalTechnologies (Singapore) Pte. Ltd.	Singapore
SSA Global Technologies (China) Co, Ltd.	China
SSA Pte. Ltd.	Singapore
SSA Global Technologies (Hong Kong) Limited	Hong Kong
SSA Global Technologies (Malaysia) Sdn. Bhd.	Malaysia
SSA Global Technologies Canada, Inc.	Canada
SSA Global Technologies Do Brasil Ltda.	Brazil
SSA Global Technologies GmbH	Germany
SSA Global Technologies Limited	United Kingdom
SSA Global Technologies SPA	Italy
SSA GT Korea Ltd.	Korea
SSA GT Max International Limited	United Kingdom
SSA Japan Corp.	Delaware, USA
SSA Pacific Rim Corp.	Delaware, USA
SSA Global Technologies (Japan) L.L.C.	Delaware, USA

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LIST OF SUBSIDIARIES